Exhibit 32.2
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
I, Brett L. Scott, certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that the Quarterly Report of Spectrum Pharmaceuticals, Inc. on Form 10-Q for the quarterly period ended September 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents in all material respects the financial condition and results of operations of Spectrum Pharmaceuticals, Inc.

Date: October 27, 2011	By:	/s/ Brett L. Scott

		Name:	Brett L. Scott
		Title:	Senior Vice President, Acting Chief Financial Officer
This certification accompanies the Report pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or, the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporated by reference.